CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Bright Minds Biosciences Inc. of our report dated December 24, 2024 relating to the annual audited consolidated financial statements of Bright Minds Biosciences Inc. for the years ended September 30, 2024, 2023 and 2022 and to all references to our firm included in this Registration Statement.

/s/ De Visser Gray LLP

De Visser Gray LLP

Chartered Professional Accountants

Vancouver, Canada

February 4, 2025